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                                                                    EXHIBIT 99.2




                                December 19, 1996




Piranha Interactive Publishing, Inc.
1839 West Drake, Suite B
Tempe, AZ  85283

Ladies and Gentlemen:

             I hereby consent to be named as a Director-Nominee in the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (including any pre-and post-effective amendments thereto) relating to the sale of up to 1,200,000 Units by the Company.

                                          Very truly yours,

                                          /s/ Michael Flink

                                          Michael Flink